Exhibit 3.48

State of Indiana

Office of the Secretary of State

CERTIFICATE OF ORGANIZATION

of

BIOMET U.S. RECONSTRUCTION, LLC

I, Connie Lawson, Secretary of State of Indiana, hereby certify that Articles of Organization of the above Domestic Limited Liability Company (LLC) has been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Flexibility Act.

NOW, THEREFORE, with this document I certify that said transaction will become effective Friday, April 13, 2012.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, April 13, 2012 /s/ CONNIE LAWSON CONNIE LAWSON, SECRETARY OF STATE

APPROVED AND FILED CONNIE LAWSON INDIANA SECRETARY OF STATE 4/13/2012 11:29 AM

ARTICLES OF ORGANIZATION

Formed pursuant to the provisions of the Indiana Business Flexibility Act.

ARTICLE I - NAME AND PRINCIPAL OFFICE

BIOMET U.S. RECONSTRUCTION, LLC

56 EAST BELL DRIVE, WARSAW, IN 46582

ARTICLE II - REGISTERED OFFICE AND AGENT

CORPORATE CREATIONS NETWORK, INC.

105 E JEFFERSON BOULEVARD #800, SOUTH BEND, IN 46601

ARTICLE III – GENERAL INFORMATION

What is the latest date upon which the entity is to	Perpetual
dissolve?:
Who will the entity be managed by?:	Managers
Effective Date:	4/13/2012
Electronic Signature:	BRADLEY J. TANDY

Page 1 of 1	Control Number 2012041300267 / DCN 2012041393528
Transaction Id TR12041300031